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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES AND EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) February 26, 2002
(February 19, 2002)

THE MACERICH COMPANY
(Exact Name of Registrant as Specified in Charter)

Maryland	1-12504	95-4448705
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Wilshire Boulevard, Suite 700, Santa Monica, CA 90401
(Address of Principal Executive Offices)

Registrant's telephone number, including area code (310) 394-6000

N/A
(Former Name or Former Address, if Changed Since Last Report)

Item 5.    Other Events

        The Company issued a press release on February 19, 2002, announcing its results of operations for the quarter and year ended December 31, 2001 and such press release (modified to delete certain non-GAAP data) is filed as Exhibit 99.1 hereto and is hereby incorporated by reference in its entirety. The non-GAAP data that was deleted was "Funds from operations per share" data and "Prorata Share of Joint Ventures" data.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits

  (c)
  Exhibits

  99.1
  Press Release of the Company dated February 19, 2002 (as modified).

SIGNATURES

        Pursuant to the requirements of the Securities and Exchange Act of 1934, The Macerich Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of Santa Monica, State of California, on February 26, 2002.

THE MACERICH COMPANY
By:	/s/ THOMAS O'HERN Thomas O'Hern Executive Vice President and Chief Financial Officer

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FORM 8-K
Item 5. Other Events
Item 7. Financial Statements, Pro Forma Financial Information and Exhibits
SIGNATURES